Renew Group Private Limited
463 MacPherson Road
Singapore 368181

March 27, 2024

VIA FEDERAL EXPRESS and EMAIL

The Arena Group Holdings, Inc. (f/k/a TheMavin, Inc.)
200 Vesey Street, 24th Floor
New York, NY 10281
Attn: Legal Department
legal@thearenagroup.net

Dear Sir or Madam:

Reference is made to that certain letter ("Forbearance Letter") dated January 5, 2024 from Renew Group Private Limited ("Lender") to The Arena Group Holdings, Inc. f/k/a TheMavin, Inc. ("Debtor"), a copy of which is enclosed. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Forbearance Letter. Pursuant to the terms of the Forbearance Letter, Lender agreed to forbear in the exercise of its rights and remedies under the Loan Documents as a result of Debtor's Default through the period ending March 29, 2024. Debtor and Lender are currently engaged in discussions relating to the restructure of the Debt owed by Debtor to Lender, and Debtor has requested that Lender extend the Forbearance Period.

At Debtor's request and without waiving any of Lender's rights or remedies under the Loan Documents, Lender agrees to extend the Forbearance Period through the earliest of the following: (a) April 30, 2024; (b) the occurrence of the Closing (as defined in the Business Combination Agreement dated as of November 5, 2023, by and among Debtor, Simplify, Bridge Media Networks, LLC, New Arena Holdco, Inc., Energy Merger Sub I, LLC and Energy Merger Sub II, LLC, as amended by that certain Amendment No. 1 to Business Combination Agreement dated as of December 1, 2023, as it may be further amended, restated, modified or supplemented and in effect from time to time (collectively, the "BCA")); and (c) the termination of the BCA prior to the Closing.

Debtor acknowledges and agrees that, as of the date of this letter, the Debt constitutes a valid and binding obligation of Debtor. No further modifications or forbearances concerning the Debt or the Loan Documents will be inferred or implied by this letter agreement. If any portion of this letter agreement is deemed illegal or unenforceable, it shall be automatically modified such that the other terms of the letter agreement remain in force and any such illegality or unenforceability shall not affect the terms of the Loan Documents. This letter agreement shall not constitute a waiver of any right or term contained in the Loan Documents. This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles.

Sincerely,

Renew Group Private Limited
By: Ravinder Sajwan, CEO

cc: Aman Singh, Esq., Fenwick & West LLP (via email: asingh@fenwick.com)

Acknowledged and agreed on March 27, 2024:

THE ARENA GROUP HOLDINGS, INC.

By: ________________________________
Douglas Smith
Its: CFO

Renew Group Private Limited
463 MacPherson Road
Singapore 368181

January 5, 2024

VIA FEDERAL EXPRESS and EMAIL

The Arena Group Holdings, Inc. (f/k/a TheMavin, Inc.)
200 Vesey Street, 24th Floor
New York, NY 10281
Attn: Legal Department
legal@thearenagroup.net

Dear Sir or Madam:

As you are aware, pursuant to a certain Securities Purchase and Assignment Agreement effective December 1, 2023 attached hereto ("SPA"), Renew Group Private Limited ("Lender") purchased certain debt owed by The Arena Group Holdings, Inc. f/k/a TheMavin, Inc. ("Debtor") under the Notes identified in SPA (the "Debt"). As you know, Debtor failed to make certain payments due December 29, 2023 under the Notes, and as a result, Debtor is in default (the "Default"). Notwithstanding the existence of the Default and without waiving any of Lender's rights or remedies under the Notes and related Debt documentation (collectively, the "Loan Documents"), in consideration of Lender's agreement to forbear in the exercise of its rights and remedies under the Loan Documents as a result of the existence of the uncured Default for the period ending March 29, 2024 (the "Forbearance Period"), Debtor must promptly, but in all events not later than five (5) business days after the date of this letter, engage a Chief Restructuring Officer reasonably acceptable to Lender to assist with the operation of Debtor's business.

Debtor acknowledges and agrees that, as of the date of this letter, the Debt constitutes a valid and binding obligation of Debtor. No further modifications or forbearances concerning the Debt or the Loan Documents will be inferred or implied by this letter agreement. If any portion of this letter agreement is deemed illegal or unenforceable, it shall be automatically modified such that the other terms of the letter agreement remain in force and any such illegality or unenforceability shall not affect the terms of the Loan Documents. This letter agreement shall not constitute a waiver of any right or term contained in the Loan Documents. This letter agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles.

Sincerely,

Ravinder Sajwan

Renew Group Private Limited
By: Ravinder Sajwan, CEO

Acknowledged and agreed on January ___, 2024:

THE ARENA GROUP HOLDINGS, INC.

By: ____________________
Name: Douglas B Smith
Its: CFO

cc: Aman Singh, Esq., Fenwick & West LLP (via email: asingh@fenwick.com)